ASSIGNMENT OF RENTAL AGREEMENTS


     THIS ASSIGNMENT OF RENTAL AGREEMENTS ("Assignment") is made and entered into this ____ day of May, 1997, by and between JOHNSTOWN/CONSOLIDATED INCOME PARTNERS and JOHNSTOWN/CONSOLIDATED INCOME PARTNERS/2 (collectively, "Assignor"), and SHURGARD STORAGE CENTERS, INC. ("Assignee").

                               R E C I T A L S:

     WHEREAS, Assignor and Shurgard Storage Centers, Inc. have entered into an Agreement of Purchase and Sale dated as of March 19, 1997 (the "Agreement"), for the sale of that certain real property known as Lauderhill Mini Storage, the legal description of which is attached as Exhibit A hereto (the "Property" or the "Projects");

     WHEREAS, Assignor has rented various parts of each of the three Projects to certain tenants under the terms and conditions of that certain rental agreements (the "Rental Agreements") delivered to Assignee concurrently herewith; and

     WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to accept from Assignor, all of the Rental Agreements associated with the Property.

                              A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual terms and conditions herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignment and Acceptance. Assignor hereby sells, assigns, conveys, grants and sets over unto Assignee all of Assignor's right, title and interest in and to, and all of Assignor's obligations under, all of the Rental Agreements and all tenant security, advance rental and similar deposits held by Assignor with regard to or concerning the Property. Assignee hereby accepts the foregoing assignment and agrees from the date hereof to be bound by and perform each and every obligation of the Assignor, as landlord, under each of the Rental Agreements and all tenant security, advance rental and similar deposits held by Assignor with regard to or concerning the Property.

     2. Representations. Assignor represents and warrants to Assignee the following:

          2.1 The Rental Agreements are in full force and effect and are assignable to Assignee;

          2.2 Assignor has not received notice that it is in default under any of its obligations as the landlord, lessor or sublessor, as the case may be, with respect to the Rental Agreements;

          2.3 None of the Rental Agreements and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered; and

2.4 There are no leases or rental agreements affecting all or any part of the Property other than those assigned hereby and delivered to Assignee concurrently herewith and there are no written or oral promises, understandings, agreements or commitments between Assignor (or any predecessor of Assignor) and any tenant or any other person that have a material adverse effect on the Property.

     3. Indemnification. Assignor shall indemnify, defend and hold Assignee harmless from any loss, expense or liability resulting from Assignor's breach prior to the date hereof of any obligation of the landlord under any of the Rental Agreements. Assignee shall indemnify, defend and hold Assignor harmless from any loss, expense or liability resulting from any breach of any obligation on or after the date hereof of the landlord under any of the Rental Agreements.

     4.   General.

          4.1 This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          4.2 This Assignment shall be governed by and construed under the laws of the State of Florida.

          4.3 The heading and captions hereof are for convenience purposes only.

          4.4 This Assignment may be executed in any number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart.

                         ASSIGNOR:

                         JOHNSTOWN/CONSOLIDATED INCOME PARTNERS,
                         a California limited partnership

                         By: ConCap Equities, Inc., a Delaware corporation, its General Partner

                         By:  /s/ William H. Jarrard, Jr.
                              Its: President

                         JOHNSTOWN/CONSOLIDATED INCOME PARTNERS/2, a California limited partnership

                         By: Concap Equities, Inc., a Delaware corporation, its General Partner

                         By:  /s/ William H. Jarrard, Jr.
                              Its: President

                         ASSIGNEE:

                         SHURGARD STORAGE CENTERS, INC.

                         By:  /s/ Kristen H. Stred
                              Its: ____________________

                                  EXHIBIT A

                             PROPERTY DESCRIPTION